Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of American Campus Communities, Inc. and Subsidiaries:

Form S-3 No. 333-255622
Form S-3 No. 333-224947
Form S-3 No. 333-204364
Form S-3 No. 333-181102
Form S-3 No. 333-157979
Form S-3 No. 333-150307
Form S-3 No. 333-140426
Form S-3 No. 333-130830
Form S-3 No. 333-129131
Form S-8 No. 333-224656 pertaining to the 2018 Employee Incentive Award Plan
Form S-8 No. 333-166882 pertaining to the 2010 Employee Incentive Award Plan
Form S-8 No. 333-118275 pertaining to the 2004 Employee Incentive Award Plan
Form S-4 No. 333-150059

of our reports dated February 28, 2022, with respect to the consolidated financial statements of American Campus Communities, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of American Campus Communities, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP
Austin, Texas
February 28, 2022